Exhibit 10.3

ACTOR AGREEMENT

This Agreement made and entered into as of the 27th day of June, 2005

BETWEEN:

FITMEDIA INC., a company duly incorporated under the laws of the state of Delaware and extra-provincially registered in B.C., with an office at 304B-338 W 8th Avenue, Vancouver, British Columbia, Canada, V6Y 3X2.
(“Producer”)

OF THE FIRST PART

AND:

JOELLE LAZAR, a person residing at 2710 East 7th Avenue, 17 West 18th Avenue, Vancouver, B.C., Canada, V5M 1T7 (“Player”)

OF THE SECOND PART

WHEREAS:

A.	Producer intends to produce in the near future a movie tentatively entitled “Fitmedia’s Pre-Natal Yoga”, which is intended for DVD release, (the “Video”).

B.	Producer wishes to utilize the services of Player in connection with the Video upon terms and conditions herein contained.

ACCORDINGLY, IT IS AGREED AS FOLLOWS:

1.           PHOTOPLAY, ROLE AND SALARY:
Producer hereby engages Player to render services such in the role tentatively called “Instructor” in the Video. Player accepts such engagement as an independent contractor upon the terms herein specified. In consideration for Player’s services rendered or agreed to be rendered and for all the rights granted or agreed to be granted by Player, Producer agrees to pay Player and Player agrees to accept a fee of $80 U.S. dollars per hour

2.           TERM:
The term of employment hereunder shall begin on or about June 25, 2005 (the “Start Date”) and continue until the completion of the photography and recordation of said role. Principal photography is currently contemplated to take place on Tuesday, July 5, 2005, but this may change at the option of Producer. Player agrees that in the event of retakes, changes, dubbing, extra audio dialogue work, transparencies, added scenes, further photography, trailers, process shots or other language versions, contemplated or not (“Retakes”), Player will render services in such scenes until the Video is completed, as determined by Producer.

3.           TRANSPORTATION, EXPENSES AND ACCOMODATION:
Player will travel and accommodation where the production location of the Video is outside of Player’s place of residence.

4.           PLAYER’S ADDRESS:

All notices which Producer is required to or may desire to give to Player may be given either by mailing the same addressed to Player at the address listed above, or such notice may be given to Player personally, either orally or writing.

5.           PLAYER’S TELEPHONE:
Player must keep Producer advised as to where Player may be reached by telephone without unreasonable delay. The current telephone number of Player is listed at the end of this Agreement.

6.           PROMOTIONAL FILM:
Producer shall have the exclusive right to make one or more promotional films of ten minutes or less and to utilize the results and proceeds of Player’s services therein. Player agrees to render such services for said promotional films during the terms of his employment hereunder as Producer may request and Player further agrees to use by Producer of film clips and behind-the-scenes shots in which Player appears in such promotional film.

7.           CREDIT:
Provided that Player appear recognizably in the Video as released and further provided that Player is not in breach of any provision of this Agreement, Producer shall accord Player a credit in the back titles of the Video as follows: “Instructor – Joelle Lazar”. There shall be no obligation to accord Player in paid advertising or publicity, although Producer may from time to time elect, in its sole discretion, to accord Player such credit. Producer shall exert its reasonable and best efforts to require any distributor of the Video to comply with the foregoing credit obligations. Any casual or inadvertent failure of Producer or its assignees or licensees to comply with the foregoing credit provisions shall not constitute a material breach of this Agreement and Producer shall exert its reasonable best efforts to cure any failure upon receipt of written notice from Performer.

8.           NAME AND LIKENESS:
Player grants to Producer and its assignees and licensees the perpetual, non-exclusive right and license to use and to permit others to use and reproduce Player’s name, pseudonym, sobriquet, photograph, likeness, voice, caricature, biographical data, sound effects, signature and performances rendered hereunder on and in connection with:

a)
all advertising and publicity relating to the Video, the general business activities of Producer and distributors and exhibitors of the Video, the character an d Role portrayed by Player in the Video, all incidental services rendered by Player and all other services which Player may render pursuant to the provisions of this Agreement including , without limitation, in trailers and promotional films relating to the Video (including featurettes, “behind the scenes” and “making if” films), souvenir programs and booklets, press books, and posters and other advertising materials and accessories used in connection with the distribution, publicity and advertising of the Video;

b)
commercial tie-ups and promotions and the manufacturing, distribution and sale of any product, commodity or service which is based upon, developed or created from any part of the Video, the role or the screenplay thereof, or any other plot, character, incident, object or element contained in the Video or the screenplay; provided that Player shall not be portrayed, directly or indirectly, other than in character in the Role, as recommending, endorsing, or suing any such product, commodity or service without Players written consent.

9.           RESULTS AND PROCEEDS OF SERVICE

Producer shall own all results and proceeds of Player’s services hereunder, whether such rights results and proceeds consist of literary, dramatic, musical, motion Video, mechanical or any other forms of works, themes, ideas, compositions, creations or production, including all intellectual property rights thereof and shall have rights. Player hereby expressly waives any moral rights or “droit morale” in and to any material created by or contributed to the Video by Player including all of Player’s performance including but not limited to the right to add to, subtract from, arrange, revise, adapt, rearrange, make variations of the property, to translate the same into any and all languages, change the sequence, change the characters and the descriptions thereof contained in the property, and to change the title of the same, record and photocopy the same with or without sound (including spoken words, dialogue and music synchronously recorded), use this title or any or its components in connection with works or motion Videos wholly or partially independent of said property, and to use all or any part of the property in new versions, adaptation and sequels in any and all languages, to fictionalize persons or events including Player and to obtain copyright therein throughout the world, and Player dies assign and transfer to Producer in perpetuity to the fullest extent permitted by law all the foregoing without reservation, condition, or limitations, and no right of any kind, nature, or description is reserved by Player. Nothing contained herein shall obligate Producer to use any results and proceeds of Player’s services hereunder in or in connection with the Video and Producer and its assignees and licensees, at their sole election, may refrain from exercising any or all rights granted by Player herein entirely, or from time to time, or in particular media or territories, without incurring liability of any kind to Player.

10.           EXPENSES
Player agrees not to employ any person to serve in any capacity, nor contract for the purchase or renting or any article or material, nor make any agreement committing Producer to pay any sum of money for any reason whatsoever in connection with the Video or services to be rendered by Player without written approval first being obtained from Producer.

11.           INCLUSIVE PAYMENTS:
All prior payments to Player shall be deemed to be equitable and inclusive remuneration for all services rendered by Player in connection with the Video and have been paid by way of a complete buy-out of all rights granted to Producer hereunder and no further sums shall be payable to Player by Producer by reason of the exploitation of the Video and all results and all proceeds of Player’s services hereunder in any and all media throughout the universe pursuant to any collective bargaining agreement, if any, or other wise, by way of residuals, repeat fees, pension contributions, or any other monies whatsoever.

12.           NO INJUNCTION:
Player acknowledges and agrees that if at any time Producer or its assignees or licensees are alleged to be in breach of default of any provision of this Agreement, the sole remedy of Player with respect to such breach or default shall be limited to a claim for money damages in an action at law and neither Player nor any party claiming in the place of or through Player shall be entitled to rescind or terminate this Agreement or to any apply for, obtain or enforce any injunctive, equitable, or other relief of any nature whatsoever which would in any manner prohibit, prevent, restrict, impede, delay, or otherwise interfere with the complete and unfettered exercises by Producer and its assignees and licensees of all rights and licenses granted herein including the production, distribution, advertising and general exploitation of the Video and all elements and rights therein.

13.           ASSIGNMENT:
Producer shall have the right to assign this Agreement and any of the rights granted herein, in whole or in part, to any person, firm, corporation or entity, and nothing contained therein shall imply anything to the contrary. Upon the assign’s assumption of the obligations of Producer with respect to the rights to lend the services of Player to any person, firm or corporation which is a subsidiary, parent or affiliate of Producer or the successor to Producer by a merger or by a transfer of substantially all of Producer’s assets.

14.           FURTHER DOCUMENTS
Player undertakes and agrees to execute, deliver and acknowledge such further documents, instruments and assurances as may be reasonably required in order to carry out and implement fully the terms of this Agreement.

15.           NO WAIVER
A waiver by Producer of any breach or default hereunder by Player shall not be deemed to constitute a waiver of any preceding or subsequent breach or default, whether or not of the same or similar nature.

16.           BINDING ON ESTATE
This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors, administrators and permitted assigns.

17.           NO LIMIT ON RIGHTS:
Termination of this Agreement or of Player’s services rendered, for any reason whatsoever, shall not extinguish or limit any of Producer’s rights, interests or property in, or title to, the results and proceeds of Player’s services.

18.           WITHHOLDING TAX:
Producer may deduct and withhold from any monies otherwise payable under this Agreement such amount as Producer may reasonable believe it is legally required to deduct and withhold.

19.           ENTIRE AGREEMENT:
This Agreement constitutes the entire understanding and agreement of Player and Producer regarding Player’s services to be rendered in connection with the Video (not included writer services), and supersedes and replaces all previous written and verbal communications, representations, negotiations, expectations and understandings.

AGREED TO AND ACCEPTED:

/s/ Joelle Lazar		(signature)
Joelle Lazar
Telephone number: (604) 872 3057.
Email: Joelle@joelleyoga.com

AGREED TO AND ACCEPTED:

Fitmedia Inc.

By:	/s/ Timothy Crottey	(signature)
Per:	Authorized Signatory: Timothy Crottey, President